                                                                    Exhibit 19.1


                         INFOSYS TECHNOLOGIES LIMITED
               Report for the half year ended September 30, 2000



                               [LOGO INFOSYS(R)]

At a glance - Indian GAAP
-----------------------------------------------------------------------------------------------------------------------
                                                                                  Rs. in crores, except per share data
----------------------------------------------------------------------------------------------------------------------
                                                             Quarter ended          Half year ended         Year ended
                                                             September 30             September 30       March 31,2000
                                                        ------------------------------------------------
                                                                  2000      1999        2000      1999
----------------------------------------------------------------------------------------------------------------------
For the period

Total revenue                                                     465.67   217.88      836.32     401.94        921.46
Export revenue                                                    441.26   205.07      792.32     373.69        869.70
Operating Profit (PBIDT)                                          196.00    85.93      348.75     163.86        378.88
Profit after tax (PAT) from ordinary activities                   154.01    65.71      275.31     126.32        285.95
PBIDT as a percentage of total revenue                             42.09%   39.44%      41.70%     40.77%        41.12%
PAT (from ordinary activities) as a percentage of total            33.07%   30.16%      32.92%     31.43%        31.03%
revenue
Earnings per share (from Ordinary activities)*                     23.28     9.93       41.62      19.10         43.23
Dividend per share                                                    NA       NA        2.50       1.50          4.50
Dividend amount                                                       NA       NA       16.54       9.92         29.76
Capital investment                                                114.01    38.56      199.85      59.76        159.87

At the end of the period
Total assets                                                                          1094.04     687.68        833.30
Fixed assets-net                                                                       365.19     140.42        207.34
Cash and equivalents                                                                   535.90     453.80        508.37
Working capital                                                                        683.12     546.51        612.13
Total debt                                                                                  -          -             -
Net worth                                                                             1094.04     687.68        833.30
Equity                                                                                  33.08      33.07         33.08
Market capitalization                                                                48695.68  23,589.06     59,338.17
----------------------------------------------------------------------------------------------------------------------

Note:

Market capitalization is calculated by considering the Indian market price for shares outstanding at the period / year end outstanding at the period / year end

* EPS figures have been calculated for the period and have not been annualized.

                                 TOTAL REVENUE
                                (Rs. in crores)

                Year ended March 31, 2000              921.46
                Half year ended September 30, 1999     401.94
                Half year ended September 30, 2000     836.32
                Quarter ended September 30, 1999       217.88
                Quarter ended September 30, 2000       465.67

                                   EXPORTS
                                (Rs. in crores)

                Year ended March 31, 2000                869.7
                Half year ended September 30, 1999      373.69
                Half year ended September 30, 2000      792.32
                Quarter ended September 30, 1999        205.07
                Quarter ended September 30, 2000        441.26


                                  NET PROFIT
                                (Rs. in crores)

                Year ended March 31, 2000               285.95
                Half year ended September 30, 1999      126.32
                Half year ended September 30, 2000      275.31
                Quarter ended September 30, 1999         65.71
                Quarter ended September 30, 2000        154.01

Letter to the shareholders
--------------------------------------------------------------------------------
Dear shareholders:

We are pleased to report on another strong quarter. Under Indian GAAP, revenues grew by 113.7% over Q2FY2000 while net profits witnessed an increase of 134.4%. Net of separations, we added nearly 1500 employees in the quarter --highlighting the continued vigorous growth in our business. A key driver of this performance is the de-risked nature of the Infosys business model. Prudent risk management policies, strong processes to monitor various risk factors, and a focus on diversification continue to guide our business strategy. Our strong relationships with Fortune 1000 corporations, our in-depth understanding of their decision cycles, and our track record of customer satisfaction enabled us to maintain topline predictability while ceaselessly improving overall revenue productivity.

As transformation partners to traditional economy corporations, we help them build next-generation information infrastructure for the new economy. These engagements constitute the bulk of our e-business revenues, which, at 31.4% of total revenues, continue to be a high-growth segment of our business. Further, with a view to capitalizing on the unprecedented opportunities offered by the present day environment, we continued to build expertise in high-potential technology areas such as wireless, broadband and optical networking.

The quarter saw a strategic alliance with Microsoft Corporation to jointly deliver e-business solutions to help companies migrate to the new economy. Our client base continues to increase -- we partnered with 27 new clients during the quarter. These included Eastman Chemicals, one of the top 10 global suppliers of custom-manufactured chemicals; Fritz companies, a specialist in global integrated logistics; ABB Alstom, global specialist in energy and transport infrastructure; Publix Supermarkets, one of the largest supermarket chains in the US; SignalSoft, a leading platform and applications developer of Wireless Location Services (R); Last Mile Solutions, a spread spectrum wireless solutions provider; NightFire Software, a leading e-infrastructure software provider for broadband service fulfilment; and Riverstone Networks, a leading manufacturer of switches and routers. We also continued to build long-term symbiotic partnerships -- evidenced by our repeat business rate of 84.5% in the quarter.

Our endeavor to have access to cutting-edge technologies and business models led us to make three strategic investments in the quarter. We invested in Vienna-based Alpha Thinx Mobile Phone Services, which hosts interactive services for mobile users across Europe; in Singapore-based M-Commerce Ventures, a wireless-focussed fund promoted by the Economic Development Board, Singapore; and in Asia Net Media, which intends to build a synergistic network of companies that leverage under-exploited offline brands in media and entertainment by delivering them online.

We continued to globalize our operations -- our software development center in London became operational during the quarter, as did our marketing offices in Hong Kong and Sydney. Our Infosys City facility in Bangalore is nearing completion and we continue to build capacity in our other development centers in India and abroad.

We inducted Professor Jitendra Vir Singh, Vice Dean, International Academic Affairs, The Wharton School, University of Pennsylvania, onto the board of directors. On your behalf, we welcome him on board and also extend our appreciation to our fellow Infoscions who contributed to yet another successful quarter in our history.

                                                Sd.                          Sd.
Bangalore                        Nandan M. Nilekani        N. R. Narayana Murthy
October 10, 2000       Managing Director, President           Chairman and Chief
                        and Chief Operating Officer            Executive Officer

Auditors' report to the members of Infosys Technologies Limited
--------------------------------------------------------------------------------

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at September 30, 2000 and the Profit and Loss Account of the Company for the half year and quarter ended on that date, annexed thereto, and report that:

1 As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956, we enclose in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.

2    Further to our comments in the Annexure referred to in paragraph 1 above:

     (a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;

     (b) in our opinion proper books of account as required by law have been kept by the Company so far as appears from our examination of these books;

     (c) the Balance Sheet and Profit and Loss Account dealt with by this report are in agreement with the books of account;

     (d) in our opinion, the Balance Sheet and Profit and Loss Account dealt with by this report are prepared in compliance with the accounting standards referred to in Section 211(3C) of the Companies Act, 1956, to the extent applicable;

     (e) in our opinion and to the best of our information and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956, in the manner so required and give a true and fair view:

          (i) in the case of the Balance Sheet, of the state of affairs of the Company as at September 30, 2000; and

          (ii) in the case of the Profit and Loss Account, of the profit for the half year and quarter ended on that date.

3 We have also examined the attached Cash Flow Statement of the Company for the half year and quarter ended September 30, 2000. The Statement has been prepared by the Company in accordance with the requirements of Clause 32 of the listing agreements entered into with the Stock Exchanges.

                                                        for Bharat S Raut & Co.

                                                        Chartered Accountants


Bangalore                                               Balaji Swaminathan

October 10, 2000                                                    Partner

Balance Sheet as at
----------------------------------------------------------------------------------------------------------------
                                                                                                       in Rs.

-------------------------------------------------------------------------------------------------------------
                                               September 30, 2000     September 30, 1999       March 31, 2000
-------------------------------------------------------------------------------------------------------------
   SOURCES OF FUNDS

   SHAREHOLDERS' FUNDS
   Share capital                                     33,07,58,335           33,06,95,500         33,07,55,000
   Reserves and surplus                            1060,95,95,077          654,61,29,197        800,22,73,248
-------------------------------------------------------------------------------------------------------------
                                                   1094,03,53,412          687,68,24,697        833,30,28,248
=============================================================================================================
   APPLICATION OF FUNDS
   FIXED ASSETS
   Gross block                                      435,74,18,072          201,20,83,575        284,03,05,143
   Less: Depreciation                               175,13,71,312          102,07,57,018        133,65,20,594
-------------------------------------------------------------------------------------------------------------
   Net block                                        260,60,46,760           99,13,26,557        150,37,84,549
   Add: Capital work-in-progress                    104,58,25,080           41,28,99,285         56,96,03,505
-------------------------------------------------------------------------------------------------------------
                                                    365,18,71,840          140,42,25,842        207,33,88,054

   INVESTMENTS                                       45,73,06,737              75,48,469         13,83,48,469

   CURRENT ASSETS, LOAN AND ADVANCES

   Sundry debtors                                   243,05,68,746          133,47,09,804        136,17,81,253
   Cash and bank balances                           424,28,92,315          377,68,71,030        431,79,35,730
   Loans and advances                               288,54,93,594          164,28,14,672        210,12,77,161
-------------------------------------------------------------------------------------------------------------
                                                    955,89,54,655          675,43,95,506        778,09,94,144

   Less: Current liabilities                        150,82,14,077           58,78,14,181         67,15,06,459
     Provisions                                     121,95,65,743           70,15,30,939         98,81,95,960
   NET CURRENT ASSETS                               683,11,74,835          546,50,50,386        612,12,91,725
-------------------------------------------------------------------------------------------------------------
                                                   1094,03,53,412          687,68,24,697        833,30,28,248
=============================================================================================================

This is the Balance Sheet referred
to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants
Balaji Swaminathan              N. R. Narayana Murthy         Nandan M. Nilekani                Deepak M.
Partner                         Chairman and                  Managing Director, President      Satwalekar
                                Chief Executive Officer       and Chief Operating Officer       Director

                                Prof. Marti G. Subrahmanyam   S. Gopalakrishnan                 K. Dinesh         S. D. Shibulal
                                Director                      Deputy Managing Director          Director          Director

Bangalore                       T. V. Mohandas Pai            Phaneesh Murthy                   Srinath Batni     V. Viswanathan
October 10, 2000                Director and                  Director                          Director          Company Secretary
                                Chief Financial Officer

Profit and Loss Account
--------------------------------------------------------------------------------

                                                                                                                          in Rs.
---------------------------------------------------------------------------------------------------------------------------------
                                                            Quarter ended                    Half year ended          Year ended
                                                     -----------------------------   -----------------------------
                                                     September 30,   September 30,   September 30,   September 30,  Mar 31, 2000
                                                         2000            1999            2000            1999
---------------------------------------------------------------------------------------------------------------------------------
INCOME

Software development services and products
   Overseas                                          441,25,85,913   205,07,22,424   792,31,64,336   373,69,33,425  869,69,80,931
   Domestic                                            4,83,71,864     3,22,64,605     9,30,93,590     4,87,60,599   12,62,56,042
Other income                                          19,57,87,617     9,58,18,435    34,68,95,149    23,37,31,680   39,14,11,095
---------------------------------------------------------------------------------------------------------------------------------
                                                     465,67,45,394   217,88,05,464   836,31,53,075   401,94,25,704  921,46,48,068
=================================================================================================================================

EXPENDITURE

Software development expenses                        226,44,95,150   113,07,67,428   415,84,00,416   202,26,48,720  466,26,84,578
Administration and other expenses                     43,22,60,118    15,37,31,464    71,72,72,067    28,98,70,425   69,48,50,282
Provision for contingencies                                      -               -               -     3,33,00,000    3,33,00,000
Provision for e-inventing the Company                            -     3,50,00,000               -     3,50,00,000    3,50,00,000
---------------------------------------------------------------------------------------------------------------------------------
                                                     269,67,55,268   131,94,98,892   487,56,72,483   238,08,19,145  542,58,34,860

Operating profit (PBIDT)                             195,99,90,126    85,93,06,572   348,74,80,592   163,86,06,559  378,88,13,208

Interest                                                         -               -               -               -              -
Depreciation                                          24,23,67,547    10,72,23,769    41,97,39,264    20,04,41,918   53,23,27,389

Profit before tax and extraordinary items            171,76,22,579    75,20,82,803   306,77,41,328   143,81,64,641  325,64,85,819
Provision for tax - earlier periods                              -       17,00,000     1,40,00,000       17,00,000      24,00,000
                  - current period                    17,75,00,000     9,33,00,000    30,06,00,000    17,33,00,000   39,46,00,000
Profit after tax before extraordinary items          154,01,22,579    65,70,82,803   275,31,41,328   126,31,64,641  285,94,85,819
Effect of extraordinary item - provision no longer               -               -               -               -    7,56,70,846
required
Extraordinary income (net of tax)                                -               -     5,49,44,000               -              -

Net profit after tax and extraordinary items         154,01,22,579    65,70,82,803   280,80,85,328   126,31,64,641  293,51,56,665
---------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR APPROPRIATION                   154,01,22,579    65,70,82,803   280,80,85,328   126,31,64,641  293,51,56,665
---------------------------------------------------------------------------------------------------------------------------------
Dividend

   Interim                                            16,53,78,418     9,92,08,200    16,53,78,418     9,92,08,200    9,92,08,200
   Final                                                         -               -               -               -   19,84,18,210
   Dividend Tax                                        3,63,83,252     1,09,12,902     3,63,83,252     1,09,12,902    3,27,38,905
Amount transferred - general reserve                             -               -               -               -  260,47,91,350
---------------------------------------------------------------------------------------------------------------------------------
Balance in Profit & Loss Account                     133,83,60,909    54,69,61,701   260,63,23,658   115,30,43,539              -
---------------------------------------------------------------------------------------------------------------------------------
                                                     154,01,22,579    65,70,82,803   280,80,85,328   126,31,64,641  293,51,56,665
=================================================================================================================================

This is the Profit & Loss Account
referred to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants

Balaji Swaminathan     N. R. Narayana Murthy         Nandan M. Nilekani                 Deepak M.
Partner                Chairman and                  Managing Director, President and   Satwalekar
                       Chief Executive Officer       Chief Operating Officer            Director

                       Prof. Marti G. Subrahmanyam   S. Gopalakrishnan                  K. Dinesh      S. D. Shibulal
                       Director                      Deputy Managing Director           Director       Director

Bangalore              T. V. Mohandas Pai            Phaneesh Murthy                    Srinath Batni  V. Viswanathan
October 10, 2000       Director and                  Director                           Director       Company Secretary
                       Chief Financial Officer

Schedules to the Profit and Loss Account for the
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                            Quarter ended                Half year ended                 Year ended
                                                      -----------------------------------------------------------
                                                      September 30,  September 30,   September 30,  September 30,    March 31, 2000
                                                               2000           1999            2000           1999
-----------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME

Interest received on deposits with banks and others     9,12,38,406    6,52,40,572    16,58,03,106   11,94,36,323      26,68,79,106
(Tax deducted at source Rs. 42,26,973; Rs. 37,61,871;
Rs. 1,11,29,180; Rs. 52,48,295; Rs. 1,67,51,195
respectively)
Sale of special import licenses                            6,77,431    1,29,96,393        6,77,431    1,29,96,393       2,02,31,549
Profit on sale of fixed assets                                    -       4,16,230               -       4,63,777          8,73,015
Miscellaneous income                                      70,50,359       7,08,917       94,17,211      30,76,486         41,00,350
Exchange differences *                                  9,68,21,421    1,64,56,323    17,09,97,401    9,77,58,701       9,93,27,075
-----------------------------------------------------------------------------------------------------------------------------------
                                                       19,57,87,617    9,58,18,435    34,68,95,149   23,37,31,680      39,14,11,095
===================================================================================================================================
* arising on translation of foreign currency deposits maintained abroad includes a realized gain of
Rs. 3,53,92,000 during the quarter ended September 30, 2000. (Prior periods/ year: Rs. Nil)

SOFTWARE DEVELOPMENT EXPENSES

Salaries and bonus including overseas staff expenses  158,42,78,274   73,71,21,957   290,01,81,382  132,43,61,020     307,54,46,295
Staff welfare                                           1,73,06,377    1,01,02,147     3,24,11,865    1,97,02,371       4,93,07,308
Contribution to provident and other funds               7,43,79,574    4,04,04,539    16,93,51,595    6,09,67,314      22,08,36,923
Foreign travel expenses                                35,90,06,400   19,44,34,563    66,11,53,479   37,35,69,658      84,09,02,293
Consumables                                             1,04,12,879      47,39,041     1,95,07,075    1,06,07,532       2,70,06,251
Cost of software packages
   for own use                                         12,25,78,520    6,00,62,634    19,79,84,826    9,28,54,660      16,53,57,382
   for banking product                                    49,60,448      24,53,002     1,33,11,277      40,65,059       2,84,48,397
Computer maintenance                                    1,23,01,888      61,45,308     2,71,11,288    1,00,78,359       3,27,43,350
Communication expenses                                  5,24,77,651    5,64,28,375     9,94,83,388    9,47,60,089      17,31,23,718
Consultancy charges                                     1,85,64,421      79,52,464     2,98,55,683    1,40,86,504       2,85,50,034
Provision for post-sales client support                   82,28,718    1,09,23,398       80,48,558    1,75,96,154       2,09,62,627
-----------------------------------------------------------------------------------------------------------------------------------
                                                      226,44,95,150  113,07,67,428   415,84,00,416  202,26,48,720     466,26,84,578
===================================================================================================================================

ADMINISTRATION AND OTHER EXPENSES

Travelling and conveyance                               4,97,87,265    1,64,00,037     7,70,39,464    2,71,78,379       7,68,26,394
Rent                                                    3,68,42,809    2,37,09,030     6,95,37,037    4,42,39,431      10,34,93,593
Telephone charges                                       3,59,58,729    1,07,93,680     6,50,89,763    2,45,99,217       5,93,95,252
Professional charges                                    3,86,42,679    1,69,66,773     6,42,07,750    2,94,93,829       7,55,68,079
Office maintenance                                      2,94,09,238      97,79,872     5,67,21,754    1,81,88,757       5,81,01,381
Brand building                                          3,92,19,123              -     5,01,77,269              -         99,17,816
Provision for bad and doubtful debts                    4,51,07,005      70,23,453     4,91,94,461    1,90,43,237         94,03,099
Power and fuel                                          2,51,75,524    1,00,90,670     4,58,26,006    2,01,08,110       5,01,41,466
Printing and stationery                                 1,10,57,396      70,99,944     3,61,24,297    1,53,91,827       2,76,70,902
Donations                                               1,70,01,694    1,01,86,367     3,28,09,063    1,41,86,367       3,49,27,871
Advertisements                                          1,75,71,241      68,68,674     2,88,75,539    1,12,36,927       2,12,41,343
Marketing expenses                                      1,75,21,259      53,93,530     2,28,51,535    1,30,53,262       3,14,93,837
Repairs to building                                       58,28,166      13,87,841     1,40,82,937      40,04,836       1,13,44,232
Insurance charges                                         72,76,793      49,72,795     1,25,66,191      90,30,631       2,41,35,289
Rates and taxes                                           62,78,668      37,24,887       98,42,999      57,43,646       1,03,80,848
Postage and courier                                       47,28,893      25,29,800       96,06,851      61,99,736       1,37,56,638
Commission charges                                        67,61,132              -       90,25,721      34,84,800         64,70,454
Books and periodicals                                     50,60,324       8,34,026       89,14,545      21,48,750         77,13,886
Repairs to plant and machinery                            39,97,679      27,39,781       73,83,941      41,49,262         84,12,905
Research grants                                           25,00,000      25,00,000       50,00,000      25,00,000       1,03,00,000
Managerial remuneration                                   24,00,000       6,00,000       48,00,000      12,00,000         48,17,800
Bad debts written off                                     27,70,254              -       27,70,254              -       1,59,20,938
Bank charges and commission                                3,94,040       8,08,085        9,24,343      17,62,932         42,21,668
Bad loans and advances written off                                -       3,46,577               -       3,46,577          3,13,050
Auditor's remuneration
     - audit fees                                          4,47,000       4,67,500        8,93,250       8,92,500         17,85,000
     - certification charges                                      -              -               -              -          2,00,000
     - other services                                             -              -               -              -          4,50,000
     - out-of-pocket expenses                                50,000         50,000        1,00,000       1,00,000          2,00,000
Other miscellaneous expenses                            2,04,73,207      84,58,142     3,29,07,097    1,15,87,412       1,62,46,541
-----------------------------------------------------------------------------------------------------------------------------------
                                                       43,22,60,118   15,37,31,464    71,72,72,067   28,98,70,425      69,48,50,282
===================================================================================================================================

   Statement of Cash Flows
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended September 30,   Half year ended September 30,   Year ended
                                                        ------------------------------------------------------------
                                                                 2000           1999            2000           1999  March 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operations
Profit before tax                                       171,76,22,579   75,20,82,803   306,77,41,328  143,81,64,641   325,64,85,819
Other Income                                            (18,80,59,827)  (8,16,96,895)  (33,68,00,507) (21,71,95,024)  (36,62,06,181)
Loss (profit) on sale of fixed assets                           8,720      (4,16,230)         53,829      (4,63,777)      (8,73,015)
Increase (decrease)in provision for contingencies                   -              -               -    3,33,00,000    (6,66,00,000)
Increase (decrease) in provision for e-inventing the
Company                                                             -    3,50,00,000      (39,00,977)   3,50,00,000       39,00,977
Depreciation, depletion and amortization                 24,23,67,547   10,72,23,769    41,97,39,264   20,04,41,918    53,23,27,389
Decrease (increase) in sundry debtors                   (14,65,76,914) (26,71,34,722) (106,87,87,493) (48,95,21,379)  (51,65,92,828)
Decrease (increase) in loans and advances                (5,07,48,178)  (8,30,09,030)  (13,17,94,697) (17,73,97,884)  (41,49,70,588)
Increase (decrease) in current liabilities and
provisions                                               34,84,56,392    4,17,59,020    76,19,16,176   17,70,67,854    42,26,37,450
Income taxes paid                                       (23,58,99,316) (10,92,26,480)  (32,25,31,791) (13,84,37,481)  (35,53,53,877)
-----------------------------------------------------------------------------------------------------------------------------------
Net cash from operations                                168,71,71,003   39,45,82,235   238,56,35,132   86,09,58,868   249,47,55,146
-----------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing
Proceeds from conversion of options                                 -              -       10,01,506              -     1,76,25,277
Expenses relating to issue of American Depositary
Shares                                                              -      (3,26,400)              -   (2,05,30,090)   (2,35,06,514)
Expenses relating to issue of ADS linked stock options              -              -               -              -    (1,01,93,113)
Dividends paid (including dividend tax)                             -              -   (22,02,44,213)  (8,91,36,007)  (19,92,57,109)
-----------------------------------------------------------------------------------------------------------------------------------
Net cash used for financing                                         -      (3,26,400)  (21,92,42,707) (10,96,66,097)  (21,53,31,459)
-----------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing
Income from investments                                   9,12,38,406    6,52,40,572    16,58,03,106   11,94,36,323    26,68,79,106
Proceeds of sale of fixed assets                             1,87,023       4,20,448        2,37,761       5,71,709       10,20,400
Purchase of fixed assets                               (114,01,44,667) (38,55,70,016) (199,85,14,640) (59,76,16,481) (159,87,03,617)
Other long-term investments                              (9,56,09,608)             -   (22,96,18,268)             -   (13,08,00,000)
-----------------------------------------------------------------------------------------------------------------------------------
Net cash used for investing                            (114,43,28,846) (31,99,08,996) (206,20,92,041) (47,76,08,449) (146,16,04,111)
-----------------------------------------------------------------------------------------------------------------------------------

Effect of exchange differences on translation of
foreign currency deposit maintained abroad                9,68,21,421    1,64,56,323    17,09,97,401    9,77,58,701     9,93,27,075
Total increase (decrease) in cash and cash equivalents
during the period                                        63,96,63,578    9,08,03,162    27,52,97,785   37,14,43,023    91,71,46,651
Cash and cash equivalents at the beginning of the
period                                                  471,93,71,802  444,72,30,805   508,37,37,595  416,65,90,944   416,65,90,944
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the end of the period      535,90,35,380  453,80,33,967   535,90,35,380  453,80,33,967   508,37,37,595
-----------------------------------------------------------------------------------------------------------------------------------

  Note: During the half year ended September 30, 2000, the Company transferred intellectual property rights in Onscan - a web focussed wireless-enabled notification product, to Onscan Inc., USA, a company incubated by Infosys as part of its ongoing effort to encourage and promote entrepreneurs amongst its employees. The product was transferred for a gross consideration of Rs. 8.93 crore (US$ 2 million) received as equity, preferred voting and preferred non-voting securities in Onscan Inc. and accordingly, is not considered in this statement of cash flows.

  This is the Cash Flow Statement referred to in our report of even date.
  for Bharat S Raut & Co.
  Chartered Accountants

  Balaji Swaminathan        N. R. Narayana Murthy    Nandan M. Nilekani                 Deepak M. Satwalekar
  Partner                   Chairman and             Managing Director, President and   Director
                            Chief Executive Officer  Chief Operating Officer


                            Prof. Marti G.           S. Gopalakrishnan                  K. Dinesh             S. D. Shibulal
                            Subrahmanyam             Deputy Managing Director           Director              Director
                            Director

  Place: Bangalore          T. V. Mohandas Pai       Phaneesh Murthy                    Srinath Batni         V. Viswanathan
  Date: October 10, 2000    Director and             Director                           Director              Company Secretary
                            Chief Financial Officer

Statement of Cash Flows
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                               in Rs
------------------------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended September 30,   Half year ended September 30,   Year ended
                                                       --------------------------------------------------------------
                                                           2000          1999            2000           1999          March 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
Reconciliation of Balance Sheet items with cash flow items
1. Loans and advances
   As per Balance sheet                               288,54,93,594   164,28,14,672   288,54,93,594  164,28,14,672    210,12,77,161
   Less: Deposits with financial institutions/body   (111,61,43,065)  (76,11,62,937) (111,61,43,065) (76,11,62,937)   (76,58,01,865)
         corporate, included in cash equivalents
         Advance income taxes considered separately   (84,61,76,889)  (32,78,45,496)  (84,61,76,889) (32,78,45,496)   (54,40,96,353)
   ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow      92,31,73,640    55,38,06,239    92,31,73,640   55,38,06,239     79,13,78,943
   statement
   ---------------------------------------------------------------------------------------------------------------------------------
2. Additions to fixed assets
   As per Balance sheet                                62,47,78,371    11,48,32,169   152,22,93,065   33,35,52,996    117,79,35,912
   Add:  Closing capital work-in-progress             104,58,25,080    41,28,99,285   104,58,25,080   41,28,99,285     56,96,03,505
   Less: Opening capital work-in-progress             (53,04,58,784)  (14,21,61,438)  (56,96,03,505) (14,88,35,800)   (14,88,35,800)
   ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow     114,01,44,667    38,55,70,016   199,85,14,640   59,76,16,481    159,87,03,617
   statement
   ---------------------------------------------------------------------------------------------------------------------------------
3. Cash and cash equivalents
   As per Balance sheet                               424,28,92,315   377,68,71,030   424,28,92,315  377,68,71,030    431,79,35,730
   Add:  Deposits with financial institutions/body    111,61,43,065    76,11,62,937   111,61,43,065   76,11,62,937     76,58,01,865
         corporate (as per 1 above)
   ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow     535,90,35,380   453,80,33,967   535,90,35,380  453,80,33,967    508,37,37,595
   statement
   ---------------------------------------------------------------------------------------------------------------------------------
4. Income taxes paid
   As per Profit and Loss Account                      17,75,00,000     9,50,00,000    31,46,00,000   17,50,00,000     39,70,00,000
   Add:  Provision for tax on sale of intellectual                -               -     3,43,96,000              -
         property rights
         Decrease(increase) in balance in provision   (15,70,48,745)   (9,50,05,897)  (32,85,44,745) (17,33,27,793)   (39,46,62,254)
         for taxes account
         Increase(decrease) in balance in advance      21,54,48,061    10,92,32,377    30,20,80,536   13,67,65,274     35,30,16,131
         income tax account
   ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow      23,58,99,316    10,92,26,480    32,25,31,791   13,84,37,481     35,53,53,877
   statement
   ---------------------------------------------------------------------------------------------------------------------------------
5. Other income
   As per Profit and Loss Account                      19,57,87,617     9,58,18,435    34,68,95,149   23,37,31,680     39,14,11,095
   Less: Income from operating activities                (77,27,790)   (1,37,05,310)   (1,00,94,642)  (1,60,72,879)    (2,43,31,899)
         Profit on sale of fixed asset considered                 -       (4,16,230)              -      (4,63,777)       (8,73,015)
         separately
   ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow      18,80,59,827     8,16,96,895    33,68,00,507   21,71,95,024     36,62,06,181
   statement
   ---------------------------------------------------------------------------------------------------------------------------------
6. Current liabilities and provisions
   As per Balance sheet                               272,77,79,820   128,93,45,120   272,77,79,820  128,93,45,120    165,97,02,419
   Less: Provision for taxation considered
         separately                                   (95,45,64,487)  (40,46,85,281)  (95,45,64,487) (40,46,85,281)   (62,60,19,742)
         Provision for dividend considered
         separately                                   (16,53,78,418)   (9,92,08,200)  (16,53,78,418)  (9,92,08,200)   (19,84,18,210)
         Provision for dividend tax considered          (363,83,252)   (1,09,12,902)    (363,83,252)  (1,09,12,902)    (2,18,26,003)
         separately
         Provision for contingencies                              -    (9,99,00,000)              -   (9,99,00,000)

         Provision for e-inventing the company                    -    (3,50,00,000)              -   (3,50,00,000)      (39,00,977)
   ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow     157,14,53,663    63,96,38,737   157,14,53,663   63,96,38,737     80,95,37,487
   statement
   ---------------------------------------------------------------------------------------------------------------------------------
This is the Cash Flow Statement referred
to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants
Balaji Swaminathan                N. R. Narayana Murthy    Nandan M. Nilekani                  Deepak M. Satwalekar
Partner                           Chairman and             Managing Director, President and    Director
                                  Chief Executive Officer  Chief Operating Officer

                                  Prof. Marti G.           S. Gopalakrishnan                   K. Dinesh          S. D. Shibulal
                                  Subrahmanyam             Deputy Managing Director            Director           Director
                                  Director

Place: Bangalore                  T. V. Mohandas Pai       Phaneesh Murthy                     Srinath Batni      V. Viswanathan
Date: October 10, 2000            Director and             Director                            Director           Company Secretary
                                  Chief Financial Officer

1.   Significant accounting policies and notes on accounts
________________________________________________________________________________


     Company overview

     Infosys Technologies Limited ("Infosys" or "the Company") is a publicly held company providing information technology ("IT") solutions principally to Fortune 1000 and emerging new economy companies. Infosys' range of services includes IT consulting, IT architecture, application development, e-commerce and Internet consulting, and software maintenance. In addition, the Company develops and markets certain software products. Headquartered in Bangalore, India, Infosys has 17 state-of-the-art offshore software development facilities located throughout India that enables it to provide high quality, cost-effective services to clients in a resource-constrained environment. The Company also maintains offices in North America, Europe and Asia.

1.1  Significant accounting policies

     1.1.1  Basis of preparation of financial statements

     The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles ("GAAP") comprising the accounting standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956, as adopted consistently by the Company. All income and expenditure having a material bearing on the financial statements are recognized on the accrual basis.

     The preparation of the financial statements in conformity with GAAP requires that the management of the Company ("Management") make estimates and assumptions that affect the reported amounts of revenue and expenses of the period, reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as of the date of the financial statements. Examples of such estimates include expected contract costs to be incurred to complete software development, provision for doubtful debts, future obligations under employee retirement benefit plans and the useful lives of fixed assets. Actual results could differ from those estimates.

     1.1.2  Revenue recognition

     Revenue from software development on time-and-materials contracts is recognized based on software developed and billed to clients as per the terms of specific contracts. On fixed-price contracts, revenue is recognized based on milestones achieved as specified in the contracts on the percentage-of-completion basis. Revenue from rendering Annual Technical Services ("ATS") is recognized proportionately over the period in which services are rendered. Revenue from the sale of licenses for the use of software applications is recognized on transfer of the title in the user license. Interest on deployment of surplus funds is recognized using the time-proportion method, based on interest rates implicit in the transaction. Dividend income is recognized when the right to receive dividend is established. Revenue from the sale of special import licences is recognized when the licences are transferred.

     1.1.3  Expenditure

     The cost of software purchased for use in software development and services is charged to revenue in the year the software is acquired. Project costs in the nature of salaries, travel and other expenses incurred on fixed price contracts, where milestones are yet to be reached are classified as "Costs in excess of billings" in the balance sheet. Provisions are made for all known losses and liabilities. Provisions are made for future unforeseeable factors that may affect the profit on fixed-price software development contracts. The leave encashment liability of the Company is provided on the basis of an actuarial valuation. Provisions are made towards likely expenses for providing post-sales client support on fixed-price contracts.

     1.1.4  Fixed assets

     Fixed assets are stated at cost, after reducing accumulated depreciation until the date of the balance sheet. Direct costs are capitalized until the assets are ready for use and include financing costs relating to any specific borrowing attributable to the acquisition of the fixed assets.

     1.1.5  Capital work-in-progress

     Advances paid to acquire fixed assets and the cost of assets not put to use before the period-end, are disclosed under capital work-in-progress.

     1.1.6  Depreciation

     Depreciation on fixed assets is determined using the straight-line method based on useful lives of assets as estimated by Management. Depreciation for assets purchased/ sold during the period is proportionately charged. Individual assets acquired for less than Rs. 5,000 are entirely depreciated in the year of acquisition. Management estimates the useful lives for the various fixed assets as follows:
      ________________________________________________
       Buildings                             15 years

       Plant and machinery                    5 years
       Computer equipment                   2-5 years

       Furniture and fixtures                 5 years
       Vehicles                               5 years
      ________________________________________________

1.1.7   Retirement benefits to employees

1.1.7a  Gratuity

In accordance with the Payment of Gratuity Act, 1972, Infosys provides for gratuity, a defined benefit retirement plan (the "Gratuity Plan") covering all employees. The Gratuity plan provides a lump sum payment to vested employees at retirement, death or termination of employment, of an amount based on the respective employee's salary and the years of employment with the Company.

The Company established the Infosys Technologies Limited Employees' Gratuity Fund Trust (the "Trust") in 1997, until which the Company made contributions to a gratuity plan managed by the Life Insurance Corporation of India. Liabilities with regard to the Gratuity Plan are determined by actuarial valuation, based upon which, the Company contributes to the Trust. Trustees administer the contributions made to the Trust. The funds contributed to the Trust are invested in specific designated securities as mandated by law and generally comprise central and state government bonds and debt instruments of government-owned corporations.

1.1.7b  Superannuation

Apart from being covered under the Gratuity Plan described above, the senior officers of Infosys are also participants of a defined contribution plan. The Company makes monthly contributions to the superannuation plan (the "plan") based on a specified percentage of each covered employee's salary. The Company has no further obligations under the Plan beyond its monthly contributions.

1.1.7c  Provident  fund

In addition to the above benefits, all employees receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the Company make monthly contributions to this provident fund plan equal to a specified percentage of the covered employee's salary.

Infosys established a Provident Fund Trust in 1996 to which a part of the contributions are made each month. Prior thereto, the Company made contributions to the provident fund plan administered by the Government of India. The remainders of the contributions are made to the Government administered provident fund. The Company has no further obligations under the provident fund plan beyond its monthly contributions.

1.1.8   Research and development

Revenue expenditure incurred on research and development is charged off as incurred. Capital expenditure incurred on research and development is depreciated over the estimated useful lives of the related assets.

1.1.9   Foreign currency transactions

Sales made to overseas clients and collections deposited in foreign currency bank accounts are recorded at the exchange rate as of the date of the respective transactions. Expenditure in foreign currency is accounted at the exchange rate prevalent when such expenditure is incurred. Disbursements made out of foreign currency bank accounts are reported at a rate that approximates the actual monthly rate. Exchange differences are recorded when the amount actually received on sales or actually paid when expenditure is incurred is converted into Indian Rupee. The exchange differences arising on foreign currency transactions are recognized as income or expense in the period in which they arise.

Fixed assets purchased at overseas offices are recorded at cost, based on the exchange rate as of the date of purchase. The charge for depreciation is determined as per the Company's accounting policy. Current assets and current liabilities denominated in foreign currency are translated at the exchange rate prevalent at the date of the balance sheet. The resulting difference is also recorded in the profit and loss account. In the case of forward contracts, the difference between the forward rate and the exchange rate on the date of the transaction is recognized as income or expense over the life of the contract.

1.1.10  Investments

Investments are classified as current investments or long-term investments. Current investments are carried at the lower of cost and fair value. Cost for overseas investments comprises the Indian Rupee value of the consideration paid for the investment. Provisions are recorded for any decline in the carrying value as of the balance sheet date.

Long-term investments are carried at cost and provisions recorded to recognize any decline, other than temporary, in the carrying value of such investment.

1.1.11  Investment in subsidiary

The investment in the subsidiary is accounted on the cost method, whereby, the investment is carried at cost and the Company recognizes only dividends received from the subsidiary as income in the profit and loss account. Provisions are recorded to recognize any decline, other than temporary, in the carrying value of the investment.

1.1.12  Income tax

Provision is made for income tax annually based on the tax liability computed after considering tax allowances and exemptions. Provisions are recorded as considered appropriate for matters under appeal due to disallowances or for other reasons.

1.2    Notes on accounts

     The previous period's figures have been recast / restated, wherever to conform to the current period's classification.

     1.2.1 Capital commitments and contingent liabilities

           a. The estimated amount of contracts remaining to be executed on capital account, and not provided for (net of advances) is Rs. 121,56,43,540 as at September 30, 2000. The amount of such contracts as at September 30, 1999 was Rs. 61,66,53,437 and as at March 31, 2000 was Rs. 80,31,29,007.
           b. The Company has outstanding guarantees and counter guarantees of Rs. 6,51,30,000 as at September 30, 2000, to various banks, in respect of the guarantees given by the banks in favor of various government authorities and a customer. The guarantees and counter guarantees outstanding as at September 30, 1999 were
               Rs.1,58,84,263 and as at March 31, 2000 were Rs. 5,26,30,000.
           c.  Claims against the Company, not acknowledged as debts, amounted to Rs. 8,75,532 as at September 30, 2000. Such claims, as at
               September 30, 1999 were Rs. 17,91,814 and as at March 31, 2000 were Rs. 32,89,661.

     1.2.2 Quantitative details

     The Company is engaged in the development and maintenance of computer software. The production and sale of such software cannot be expressed in any generic unit. Hence, it is not possible to give the quantitative details of sales and certain information as required under paragraphs 3, 4C and 4D of part II of Schedule VI to the Companies Act, 1956.

     1.2.3 Managerial remuneration paid to the chairman, managing director and whole-time directors in Rs.
------------------------------------------------------------------------------------------------------
                                         Three months ended        Six months ended         Year ended
                                            September 30,           September 30,            March 31,
                                       ---------------------------------------------------------------
                                          2000*        1999        2000*         1999             2000
------------------------------------------------------------------------------------------------------
Salary                                 43,77,541    9,73,800    66,42,509     19,47,600      38,00,059
Contribution to provident fund and      4,87,061    3,09,780     8,70,466      6,19,560      12,08,855
other funds
Perquisites                            10,88,801    6,32,970    18,28,674     15,78,369      37,32,482
------------------------------------------------------------------------------------------------------

  * includes the remuneration paid to three directors who were co-opted into the board on May 27, 2000.

1.2.4  Managerial remuneration paid to non-whole-time directors in Rs.
------------------------------------------------------------------------------------------------
                                  Three months ended       Six months ended           Year ended
                                    September 30,            September 30,             March 31,
                               -----------------------------------------------------------------
                                  2000       1999         2000           1999               2000
------------------------------------------------------------------------------------------------
Commission                             -          -            -             -        48,17,800
Sitting fees                      25,000      4,000     1,37,000        44,000           92,000
Reimbursement of expenses       2,94,513   2,25,891     4,98,674      4,56,605        10,13,703
------------------------------------------------------------------------------------------------

1.2.5  Imports on CIF basis

                                                                                         in Rs.
-----------------------------------------------------------------------------------------------
                           Three months ended            Six months ended            Year ended
                              September 30,                September 30,              March 31,
                       ------------------------------------------------------------------------
                           2000          1999            2000          1999                2000
-----------------------------------------------------------------------------------------------
Capital goods          26,43,63,022   7,75,09,947   43,20,09,442   15,38,94,938    37,47,31,691
Software packages         30,54,632   1,67,09,821      92,38,916    2,08,06,798     2,54,95,652
-----------------------------------------------------------------------------------------------

1.2.6  Expenditure in foreign currency (on the payments basis)

                                                                                                               in Rs.
---------------------------------------------------------------------------------------------------------------------
                                              Three months ended      Six months ended                     Year ended
                                                September 30,            September 30,                      March 31,
                                          ---------------------------------------------------------------------------
                                               2000           1999            2000           1999                2000
---------------------------------------------------------------------------------------------------------------------
Travel expenses                            27,94,50,302   14,18,36,600    45,64,90,402   31,35,70,860    70,29,13,532
Professional charges                        3,08,42,822      58,93,140     3,80,49,742    1,20,76,246     4,51,95,637
Other expenditure incurred overseas for   116,22,63,533   58,00,33,181   197,01,42,528   92,16,15,097   221,74,57,133
software development
---------------------------------------------------------------------------------------------------------------------

1.2.7  Earnings in foreign exchange (on the receipts basis)

                                                                                                               in Rs.
---------------------------------------------------------------------------------------------------------------------
                                              Three months ended      Six months ended                     Year ended
                                                September 30,            September 30,                      March 31,
                                          ---------------------------------------------------------------------------
                                               2000           1999            2000           1999                2000
---------------------------------------------------------------------------------------------------------------------
Income from software development          431,24,42,409   182,51,55,780  735,52,73,359  348,81,42,974   833,29,73,465

                                                                                                               in Rs.
---------------------------------------------------------------------------------------------------------------------
                                              Three months ended      Six months ended                     Year ended
                                                September 30,            September 30,                      March 31,
                                          ---------------------------------------------------------------------------
                                              2000           1999            2000           1999                2000
---------------------------------------------------------------------------------------------------------------------
services and products
Interest received on deposits with banks  5,19,94,463     4,31,26,392    10,69,20,563   8,55,70,358     18,42,65,368
---------------------------------------------------------------------------------------------------------------------

1.2.8  Depreciation on assets costing less than Rs. 5,000 each

During the six months ended September 30, 2000, the Company charged depreciation at 100% in respect of assets costing less than Rs. 5,000 each, amounting to Rs. 10,04,17,795 (Rs. 2,27,08,905). For the three months ended September 30, 2000 the charge is Rs. 6,63,81,667 (Rs. 1,50,93,874) and for the previous year March 31, 2000 is Rs. 13,21,59,074.

1.2.9  Exchange differences

                                                                                                               in Rs.
---------------------------------------------------------------------------------------------------------------------
                                              Three months ended      Six months ended                     Year ended
                                                September 30,            September 30,                      March 31,
                                          ---------------------------------------------------------------------------
                                               2000           1999            2000           1999                2000
---------------------------------------------------------------------------------------------------------------------
Gains on the translation of Foreign        6,14,29,421    1,64,56,323    17,09,97,401    9,77,58,701      9,93,27,075
currency deposits
Net realized and unrealized exchange      13,21,48,664    5,24,43,677    17,31,28,032    8,86,41,299      8,76,31,024
gains - others
Total net realized and unrealized gains   19,35,78,085    6,89,00,000    34,41,25,433   18,64,00,000     18,69,58,099
---------------------------------------------------------------------------------------------------------------------

The gains on the translation of foreign currency deposits are separately disclosed under "Other income" in the financial statements. Net realized and unrealized exchange gains have been included in "Income from software development services and products -overseas", except for an amount of Rs. 3,53,92,000 relating to the translation gains realized on repatriation of certain ADS proceeds, which is also classified in the financial statements as "Other income".

1.2.10 Research and development expenditure

                                                                                                               in Rs.
---------------------------------------------------------------------------------------------------------------------
                                              Three months ended      Six months ended                     Year ended
                                                September 30,            September 30,                      March 31,
                                          ---------------------------------------------------------------------------
                                               2000           1999            2000           1999                2000
---------------------------------------------------------------------------------------------------------------------
Capital                                     48,26,181             -        68,28,231              -         15,27,500
Revenue                                   4,00,76,886   2,26,17,590      7,16,59,376    3,88,51,990       8,07,35,940
Total research and development expenses   4,49,03,067   2,26,17,590      7,84,87,607    3,88,51,990       8,22,63,440
---------------------------------------------------------------------------------------------------------------------

1.2.11 Provision for contingencies

The Company had instituted a contingency plan effective October 1, 1998 and made a total provision of Rs. 9,99,00,000 to meet any possible disruption in client support due to the Year 2000 impact on the technology and communication infrastructure provided to the Company by its vendors. For the year ended March 31, 2000, Rs. 2,42,29,154 was spent towards the Year 2000 transition effort, which was set off against the provision and the remainder of Rs. 7,56,70,846 was written back to the profit and loss account.

1.2.12 Provision for e-inventing the Company

The Company made a provision of Rs. 3,50,00,000 for the quarter ended September 30, 1999 towards e-inventing the Company. Until March 31, 2000 the Company had incurred Rs. 3,10,99,023 towards e-inventing Infosys, which was set-off against the provision earlier made. The remainder of Rs. 39,00,977 was incurred and set-off against this provision during the first quarter of the current year.

1.2.13 Unearned revenue

Unearned revenue as of September 30, 2000 amounting to Rs. 73,48,39,451 (previous period Rs. 27,75,55,705 and previous year Rs. 17,56,71,963) primarily consists of client billings on fixed-price, fixed-time-frame contracts for which the related costs have not yet been incurred.

1.2.14 Dues to small-scale industrial undertakings

As of September 30, 2000, the Company had no outstanding dues to small-scale industrial undertakings (previous period Rs. nil; previous year Rs. nil).

1.2.15 Balance of unutilized money raised by issue of American Depositary Shares

During the year ended March 31, 1999, Infosys made an Initial Public Offering of American Depositary Shares ("ADS"), of US$ 70,380,000, equivalent to Rs. 296,86,00,000. The issue expenses amounted to Rs. 19,68,00,000 and the amount utilized for capital investments until date is Rs. 277,18,00,000. The unutilized money as on September 30, 1999 was Rs. 140,99,00,000, which was maintained in foreign currency deposit accounts with various banks outside India.

1.2.16  Stock option plans

The Company currently has three stock option plans. These are summarized below.

1994 Stock Option Plan ("the 1994 Plan")

As of September 30, 2000, 3,34,200 options to acquire 3,34,200 shares were outstanding with the employees under the 1994 Plan. These options were granted at an exercise price of Rs. 50 per option. In addition to the above, the number of shares earlier issued to employees subject to lock-in-period is 16,94,600 shares.

1998 Stock Option Plan ("the 1998 Plan")

The Company's 1998 Stock Option Plan ("the 1998 Plan") provides for the grant of non-statutory stock options and incentive stock options to employees. The establishment of the 1998 Plan was approved by the Board of Directors in December 1997 and by the Company's shareholders in January 1998. The Government of India approved the 1998 Plan, subject to a limit of 14,70,000 equity shares representing 29,40,000 ADSs to be issued under the plan. A total of 16,00,000 equity shares corresponding to 32,00,000 ADSs are currently reserved for issue pursuant to the 1998 Plan. These options may be issued at an exercise price that is not less than 90% of the fair market value of the underlying equity share on the date of the grant. The 1998 Plan will terminate in January 2008, unless terminated earlier. All options under the 1998 Plan are exercisable for ADSs representing equity shares. A committee of the Board of Directors administers the 1998 Plan.

---------------------------------------------------------------------------------------------------------------------
Number of options granted, exercised and        Three months ended         Six months ended               Year ended
forfeited                                         September 30,              September 30,                 March 31,
                                           --------------------------------------------------------------------------
                                             2000         1999              2000         1999                2000
---------------------------------------------------------------------------------------------------------------------
Options outstanding,                       8,23,366     4,19,000          6,89,500      4,19,000           4,19,000
Beginning of period/year
Granted                                      85,300            -          2,32,000             -           2,94,300
Exercised                                       Nil            -             1,334             -             23,800
Forfeited                                    37,200            -            48,700             -                  -
---------------------------------------------------------------------------------------------------------------------
Options outstanding,                       8,71,466     4,19,000          8,71,466      4,19,000           6,89,500
end of period/year
---------------------------------------------------------------------------------------------------------------------
Weighted average                          US$ 83.40    US$ 17.00         US$ 83.40     US$ 17.00          US$ 58.53
Exercise price                           (Rs. 3,837)    (Rs. 741)       (Rs. 3,837)     (Rs. 741)        (Rs. 2,552)
---------------------------------------------------------------------------------------------------------------------

1999 Stock Option Plan ("the 1999 Plan")

In fiscal 2000, the Company instituted the 1999 Plan. The shareholders and the Board of Directors approved the 1999 Plan in June 1999. The 1999 Plan provides for the issue of 66,00,000 equity shares to the employees. The 1999 Plan is administered by a Compensation Committee comprising a maximum of seven members, the majority of whom are independent directors on the Board of Directors. Under the 1999 Plan, options will be issued to employees at an exercise price, which shall not be less than the Fair Market Value. Fair Market Value is the closing price of the Company's shares in the stock exchange where there is the highest trading volume on a given date and if the shares are not traded on that day, the closing price on the next trading day. Under the 1999 Plan, options may be issued to employees at exercise prices that are less than Fair Market Value only if specifically approved by the members of the Company in a general meeting.


---------------------------------------------------------------------------------------------------------------------
Number of options granted, exercised and        Three months ended         Six months ended               Year ended
forfeited                                         September 30,              September 30,                 March 31,
                                           --------------------------------------------------------------------------
                                              2000         1999              2000         1999                2000
---------------------------------------------------------------------------------------------------------------------
Options outstanding, beginning of          16,41,850        -             10,06,800         -                      -
period/year
Granted                                     2,95,450        -              9,54,100         -              10,14,500
Exercised                                          -        -                     -         -                      -
Forfeited                                     54,300        -                77,900         -                  7,700
---------------------------------------------------------------------------------------------------------------------
Options outstanding, end of period/year    18,83,000        -             18,83,000         -              10,06,800
---------------------------------------------------------------------------------------------------------------------
Weighted average exercise price            Rs. 5,343     N.A.             Rs. 5,343      N.A.              Rs. 4,268
---------------------------------------------------------------------------------------------------------------------

1.2.17  Pro-forma disclosures relating to the Employee Stock Option Plans
("ESOPs")

The Securities and Exchange Board of India (SEBI) recently issued the (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines, 1999 which is applicable to all stock option schemes established after June 19, 1999. In accordance with these guidelines, the excess of the market price of the underlying equity shares as of the date of the grant of the options over the exercise price of the options, including up-front payments, if any is to be recognized and amortized on a straight line basis over the vesting period. All options under the 1998 and 1999 stock option plans have been issued at fair market value, hence there are no compensation costs.

The Company's 1994 stock option plan was established prior to the SEBI guidelines on stock options.

Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the Company's reported net profit would have been reduced to the proforma amounts indicated below.

                                                                                                            in Rs.
------------------------------------------------------------------------------------------------------------------
                                       Three months ended                Six months ended             Year ended
                                          September 30,                    September 30,               March 31,
                                  --------------------------------------------------------------------------------
                                       2000           1999            2000              1999             2000
------------------------------------------------------------------------------------------------------------------
Net profit:
- As reported                     154,01,22,579    65,70,82,803    280,80,85,328    126,31,64,641    293,51,56,665
- Adjusted pro forma              148,20,22,829    60,09,10,468    269,34,93,331    115,34,29,790    271,34,60,717
------------------------------------------------------------------------------------------------------------------

1.2.18  Provision for taxation

The Company's profits from export activities are deductible from taxable income. Moreover, most of Infosys' operations are conducted through 100% Export Oriented Units ("EOU"), which are entitled to a tax holiday for a period of ten years from the date of commencement of operations. The provision for taxation includes taxes payable in respect of domestic income and income arising from the Company's overseas operations. The Government of India has recently amended the tax incentive available to companies operating through export oriented units. The period of tax exemption available to such companies has been restricted to 10 consecutive years commencing from the fiscal year in which the unit commences software development or March 31, 2000, whichever is earlier. Additionally, export related tax deductions apart from the 100% EOU scheme earlier described are being phased out over a period of five years ending fiscal 2004.

1.2.19  Cash and bank balances

The cash and bank balances include interest accrued but not due on fixed deposits amounting to Rs. 1,44,56,954 for the six month period ended September 30, 2000 (previous period Rs. 23,63,996 and previous year Rs. 94,92,514).

1.2.20  Loans and advances

"Advances recoverable in cash or kind or for value to be received" mainly comprises prepaid travel and per-diem expenses and advances to vendors for current assets.

Deposits with financial institutions and a body corporate comprise:



                                                                                                            in Rs.
------------------------------------------------------------------------------------------------------------------
                                           Six months ended September 30,             Year ended March 31,
                                           ------------------------------------------------------------------
                                                         2000                 1999                       2000
------------------------------------------------------------------------------------------------------------------
Deposits with financial institutions:

   Housing Development Finance                   10,16,06,063         25,47,68,334               25,50,19,994
   Corporation Limited
   ICICI Limited                                 50,84,73,016         25,32,64,877               25,75,52,742
Deposits with body corporate:
   G E Capital Services India Limited            50,60,63,986         25,31,29,726               25,32,29,129
----------------------------------------------------------------------------------------------------------------

The above amounts include interest accrued but not due amounting to Rs. 1,61,10,876 (corresponding previous period Rs. 1,11,30,744 and previous year Rs. 1,58,01,863).

The financial institutions and the body corporate have AAA rating from Credit Rating and Information Services of India Limited ("CRISIL").

Mr. Deepak M Satwalekar, Director, is the Managing Director of HDFC. Mr. N R Narayana Murthy, Chairman and CEO, and Professor Marti G. Subrahmanyam, Director, are also directors in ICICI Limited. Except as directors in these financial institutions, these persons have no direct interest in these transactions.

1.2.21  Current liabilities

Sundry creditors for other liabilities represent mainly the retention amounts payable to the vendors, and amounts accrued for various other operational expenses.

1.2.22  Fixed assets

The Company has entered into lease-cum-sale agreements to acquire certain properties. In accordance with the terms of these agreements, the Company has the option to purchase the properties outright at the expiry of the lease period. The Company has already paid 99% of the value of the properties at the time of entering into the lease-cum-sale agreements. These amounts are disclosed as "Land - leasehold" under "Fixed assets" in the financial statements.

1.2.23  Transfer of intellectual property rights

During the first quarter of the current fiscal, the Company transferred its intellectual property rights in Onscan - a web-focussed wireless-enabled notification product, to Onscan Inc., USA, a company incubated by Infosys as part of its ongoing effort to encourage and promote budding entrepreneurs among its employees. The product was transferred for a gross consideration of Rs. 8,93,40,000 (US$ 2 million), received as equity, preferred voting and preferred non-voting securities in Onscan Inc. The income arising out of the transfer of Rs. 5,49,44,000 (net of tax) is disclosed as an extraordinary item.

1.2.24  Investments

Alpha Thinx Mobile Phone Services AG, Austria

During the current quarter, the Company invested Rs. 2,20,98,608 (equivalent to (Euro)555,800) and acquired 27,790 bearer shares of nominal value (Euro)1 each, at an issue price of (Euro)20 per share in Alpha Thinx Mobile Phone Services AG ("Alpha Thinx"), a Vienna-based company. Alpha Thinx operates in the wireless Internet space and plans to host interactive services for mobile users across Europe.

Asia Net Media BVI Ltd., the British Virgin Islands

During the current quarter, the Company invested Rs. 6,84,75,000 (equivalent to US$ 1,500,000) and acquired 3,00,00,000 Ordinary Shares of par value US$ 0.01 each, at an issue price of US$ 0.05 per Ordinary Share in Asia Net Media BVI Limited ("Asia Net"). Asia Net intends to leverage under-exploited offline brands in media and entertainment by delivering them through online channels and to establish a synergistic network of companies in this space.

CiDRA Corporation, USA

During the first quarter of the current fiscal the Company made a strategic investment of Rs. 13,40,08,660 comprising 33,333 fully paid Series D Convertible Preferred Stock, par value of US$ 0.01 each, at US$ 90 each in CiDRA Corporation, USA. CiDRA Corporation is a developer of photonic devices for high-precision wavelength management and control for next-generation optical networks.

M-Commerce Ventures Pte. Ltd., Singapore

During the period, the Company agreed to invest Singapore $ ("S$") 1,000,000 in M-Commerce Ventures Pte. Ltd ("MCV"), a Singapore based venture fund. As at September 30, 2000, the Company made an investment of Rs. 50,36,000 (equivalent to S$ 200,000), and acquired 20 capital units in MCV. Each unit in MCV represents one ordinary share of S$ 1 each, issued at par, and nine redeemable preference shares at a par value of S$ 1 each, with a premium of S$ 1,110 per redeemable preference share. MCV is promoted by the Economic Development Board, Singapore and intends to focus on companies offering mobile portals, personal information management and messaging, bandwidth optimization and other key enablers of m-commerce.

1.2.25 Segment reporting

The Company's operations predominantly relate to providing IT services, which is delivered to globally located customers.

The accounting principles that have been consistently used to record revenue, expenditure, assets and liabilities in the individual segments are as set out in the note on significant accounting policies.

While the primary segment reporting is already set out in detail in the Company's balance sheet, statement of profit and loss and the various schedules and notes thereto, the secondary disclosures are as follows:

                                                                                                             in Rs.
---------------------------------------------------------------------------------------------------------------------
                               Three months ended September 30,    Six months ended September 30,        Year ended
                                                                                                           March 31,
                          -------------------------------------------------------------------------------------------
                                        2000             1999               2000             1999               2000
---------------------------------------------------------------------------------------------------------------------
North America                  348,68,10,776    167,18,09,460      625,81,64,972    310,82,51,725      713,27,33,054
Europe                          80,94,58,817     30,84,40,362      142,00,38,934     58,76,58,900      129,09,73,822
Rest of the world               25,97,02,570     11,09,73,267       51,21,11,714     19,98,18,838       52,40,04,100
India                           10,07,73,231      8,75,82,375       17,28,37,455     12,36,96,241       26,69,37,092
---------------------------------------------------------------------------------------------------------------------
Total                          465,67,45,394    217,88,05,464      836,31,53,075    401,94,25,704      921,46,48,068
---------------------------------------------------------------------------------------------------------------------

Certain expenses such as personnel costs, communication, depreciation on plant and machinery, etc., which form a significant component of total expenses, are not specifically allocable to these geographical segments as the underlying services are used interchangeably between reportable segments. Management believes that it is not practicable to provide segment disclosures relating to segment costs and expenses, and consequently segment profits or losses, since a realistic allocation can not be made.

Moreover the fixed assets used in the Company's business or the liabilities contracted are not identifiable to any particular reportable segment as the fixed assets and services can be used interchangeably among segments. Consequently, management believes that it is not practicable to provide segment disclosures relating to total assets since a meaningful analysis based on the available data among the various geographic segments is not possible.

1.2.26 Related party transactions

The Company entered into related party transactions during the half year with Yantra Corporation, USA, the subsidiary of the Company and key management personnel.

The transactions with Yantra comprise sales of Rs. 10,37,00,336 during the six months ended September 30, 2000. The corresponding amounts for the six months ended September 30, 1999 and the year ended March 31, 2000 were Rs. 4,80,87,782 and Rs. 11,40,18,372 respectively. The outstanding dues from the subsidiary as set out in schedule 5, Sundry Debtors, to the financial statements.

Key management personnel are non-director officers of the Company, who have the authority and responsibility for planning, directing and controlling the activities of the Company. The loans and advances receivable from non-director officers is stated in schedule 7, Loans and advances, to the financial statements.

1.2.27 Provisions for doubtful debts

The Company normally provides for all debtor dues outstanding for 180 days or longer after considering its historical experience, the individual creditworthiness of the debtors and the current economic environment. In the second quarter of fiscal 2001, the Company provided for doubtful debts of Rs. 3,64,00,351 for dues from two of its customers although these dues were less than 180 days old, as the amounts were considered doubtful of recovery. Management continues pursuing the parties for recovery of the dues, in part or full.

At a glance - US GAAP
---------------------------------------------------------------------------------------------------------------------------------
                                                                                      US$ in millions, except as otherwise stated
---------------------------------------------------------------------------------------------------------------------------------
                                                 Three months ended September 30     Six months ended September 30     Year ended
                                              --------------------------------------------------------------------
                                                           2000          1999             2000          1999       March 31, 2000
---------------------------------------------------------------------------------------------------------------------------------
   For the period
   Revenues                                                97.94         47.94           178.20         87.67              203.44
   Export revenues                                         96.87         47.20           176.12         86.53              200.54
   Operating income                                        32.20         14.62            58.60         26.92               60.50
   Net income                                              32.78         14.72            59.61         28.03               61.34
   Operating income as a percentage of total
   revenues                                                32.88%        30.48%           32.89%        30.71%              29.74%
   Net income as a percentage of total                     33.48%        30.70%           33.46%        31.97%              30.15%
   revenues
   Basic earnings per share                                $0.50         $0.22            $0.90         $0.42               $0.93
   Dividend declared per equity share                         NA            NA            $0.05         $0.03               $0.10
   Capital investments                                     22.99          8.72            41.14         12.97               35.93

   At the end of the period
   Total assets                                                                          279.89        181.22              219.28
   Property, plant and equipment - net                                                    79.37         32.22               47.55
   Cash and cash equivalents                                                             116.48        104.13              116.60
   Working capital                                                                       146.05        123.27              137.94
   Total debt                                                                                --            --                  --
   Stockholders' equity                                                                  243.38        162.25              198.14
   Common stock                                                                            8.59          8.59                8.59
   Market capitalization                                                              10,583.72      5,412.82           13,609.67
---------------------------------------------------------------------------------------------------------------------------------

Note:

Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period / year end.

                                 TOTAL REVENUE
                              (US$ in millions)

               Year ended March 31, 2000                   203.44
               Half year ended September 30, 1999           87.67
               Half year ended September 30, 2000          178.20
               Quarter ended September 30, 1999             47.94
               Quarter ended September 30, 2000             97.94


                                    EXPORTS
                               (US$ in millions)

               Year ended March 31, 2000                   200.54
               Half year ended September 30, 1999           86.53
               Half year ended September 30, 2000          176.12
               Quarter ended September 30, 1999             47.20
               Quarter ended September 30, 2000             96.87


                                  NET INCOME
                               (US$ in millions)

               Year ended March 31, 2000                    61.34
               Half year ended September 30, 1999           28.03
               Half year ended September 30, 2000           59.61
               Quarter ended September 30, 1999             14.72
               Quarter ended September 30, 2000             32.78

Shareholder information
--------------------------------------------------------------------------------
1.  Listing on stock exchanges         Bangalore Stock Exchange Ltd.
    in India at                        Stock Exchange Towers, No. 51, 1st Cross,
                                       J.C. Road, Bangalore - 560 027, India.
                                       Tel.: +91-80-299 5234, Fax: +91-80-299
                                       5242

                                       The Stock Exchange, Mumbai
                                       Phiroze Jeejeebhoy Towers, Dalal Street,
                                       Mumbai - 400 001, India.
                                       Tel.: +91-22-265 5581, Fax: +91-22-265
                                       8121

                                       National Stock Exchange of India Ltd.
                                       Trade World, Senapati Bapat Marg, Lower
                                       Parel, Mumbai - 400 013, India.
                                       Tel.: +91-22-497 2950, Fax: +91-22-491
                                       4275 / 85

2.  Listing fees                       Paid for all the above stock exchanges
                                       for 2000-2001.

3.  Listing on stock exchanges         NASDAQ National Market in the United
    outside India                      States
                                       33 Whitehall Street, New York, NY-1004-
                                       4087
                                       Tel.: +1-212-709-2400, Fax: +1-212-709-
                                       2496

4.  Registered office                  Electronics City, Hosur Road, Bangalore
                                       - 561 229, India.
                                       Tel.: +91-80-852 0261, Fax: +91-80-852
                                       0362
                                       Homepage: www.infy.com
                                                 ------------

5.  Stock market data relating to shares listed in India

    a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

    b. Monthly high and low quotations as well as the volume of shares traded at Mumbai, National and Bangalore Stock Exchanges for the three-month period ended September 30, 2000 are:

-----------------------------------------------------------------------------------------------------------------------------
                                 BSE                                NSE                                 BgSE
               --------------------------------------------------------------------------------------------------------------
                   High          Low        Volume        High      Low        Volume         High       Low         Volume
                    Rs.          Rs.         Nos.          Rs.       Rs.        Nos.           Rs.        Rs.         Nos.
-----------------------------------------------------------------------------------------------------------------------------
July               8,815        6,401        91,78,299    8,812      6,355       88,47,755      8,790     6,400        44,147
August             8,617        6,255      1,00,98,169    8,603      6,256     1,26,23,716      8,500     6,230        64,163
September          8,930        6,950      1,40,65,483    8,949      6,975     1,33,52,783      8,998     6,985        74,460
-----------------------------------------------------------------------------------------------------------------------------
Total                                      3,33,41,951                         3,48,24,254                           1,82,770
% of volume traded to average
shares outstanding for the
period                                           52.04% **                          54.35% **                            0.29% **
-----------------------------------------------------------------------------------------------------------------------------

** The number of shares outstanding is 6,40,68,800. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

6.  Par value of equity shares             Rs. 5 each fully paid-up

7.  Share transfers in physical form       Karvy Consultants Limited
    and other communication regarding      Registrars and Share Transfer Agents
    share certificates, dividends,         T.K.N. Complex, No. 51/2, Vanivilas
    change of address, etc., in India      Road, Opp. National College,
    may be addressed to                    Basavanagudi, Bangalore - 560 004,
                                           India. Tel.: +91-80-662 1184/92/93,
                                           Fax: +91-80-662 1169
                                           E-mail: bangalore@karvy.com

8.  Share transfer system

    Shares sent for physical transfer are generally registered and returned within a period of 15 days from the date of receipt, if the documents are clear in all respects. The share transfer committee of the company meets as often as required.

    The total number of shares transferred in physical form during the three-month period ended September 30, 2000 was 2,620 (previous year - 2,87,568). 100.00% of transfers (previous year - 99.79%) were completed within 15 days.

    --------------------------------------------------------------------------------------------------------------------
                                                 Three-month period ended September 30,
    ------------------------------------------------------------------------------------------------------------------------------
                                          2000                                              1999
    ------------------------------------------------------------------------------------------------------------------------------
    Transfer                 No. of               No. of                        No. of               No. of
    period            transferees (folios)        shares            %    transferees (folios)        shares           %
    in days               New Existing                                        New Existing
    ------------------------------------------------------------------------------------------------------------------------------
       1 - 10             3          1             2,620       100.00         25        12         2,86,168       99.51
      11 - 15             0          0                 0         0.00          6         0              800        0.28
      16 - 20             0          0                 0         0.00          2         0              200        0.07
    * 21 and above        0          0                 0         0.00          1         2              400        0.14
    ------------------------------------------------------------------------------------------------------------------------------
                          3          1             2,620       100.00         34        14         2,87,568      100.00
    ------------------------------------------------------------------------------------------------------------------------------

    * Delays beyond 21 days were due to compliance with legal requirements

9.  Investors' services - complaints received during

    ------------------------------------------------------------------------------------------------------------------------------
                                                              Three-month period ended September 30,
    ------------------------------------------------------------------------------------------------------------------------------
    Nature of complaints                                         2000                        1999
    ------------------------------------------------------------------------------------------------------------------------------
                                                        Received     Attended to      Received   Attended to
    ------------------------------------------------------------------------------------------------------------------------------
    1.  Non-receipt of share certificates                      0               0             0             0
    2.  Non-receipt of bonus shares                            2               2            22            22
    3.  Letters from Stock Exchanges, SEBI, etc.               0               0             0             0
    4.  Non-receipt of dividend                               22              22            16            16
    ------------------------------------------------------------------------------------------------------------------------------
                                                              24              24            38            38
    ------------------------------------------------------------------------------------------------------------------------------

    The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the three-month period ended September 30, 2000 except in cases of disputes or legal impediments.

10. Legal proceedings

    The company is responding to various petitions, relating to the title to its shares, filed by certain parties. These are unlikely to have a significant effect on the affairs of the company.

11. Distribution of shareholding as on September 30

    ------------------------------------------------------------------------------------------------------------------------------
                                                     2000                                           1999
    ------------------------------------------------------------------------------------------------------------------------------
    No. of equity               No. of        % of          No. of      % of      No. of      % of           No. of        % of
    shares held                 share-       share-         shares     share-     share-     share-          shares       share-
                                holders      holders                  holding    holders    holders               #      holding
    ------------------------------------------------------------------------------------------------------------------------------
               1 -   100         53,505        81.46      7,42,468       1.16      6,864      44.92         4,21,642        0.66
             101 -   200          2,446         3.72      4,21,787       0.66      2,060      13.48         7,92,106        1.24
             201 -   500          3,097         4.71     10,94,882       1.71      2,626      17.18        19,70,820        3.08
             501 -  1000          2,701         4.11     20,06,191       3.13      2,051      13.42        31,02,220        4.84
            1001 -  5000          3,032         4.62     64,39,382      10.05      1,297       8.49        52,52,610        8.20
            5001 - 10000            363         0.55     25,97,345       4.05        153       1.00        22,01,626        3.44
           10001 and above          542         0.83   5,01,18,322      78.23        231       1.51      4,97,09,866       77.58
    Shares in transit in NSDL         -            -      6,48,423       1.01          -          -         6,17,910        0.96
    ------------------------------------------------------------------------------------------------------------------------------
                                 65,686       100.00   6,40,68,800     100.00     15,282     100.00      6,40,68,800      100.00
    Equity shares underlying          1*                 20,82,567                     1*                  20,70,000
    American Depositary Shares
    ------------------------------------------------------------------------------------------------------------------------------
    Total                        65,687                6,61,51,367                15,283                 6,61,38,800
    ------------------------------------------------------------------------------------------------------------------------------

    * Held by beneficial owners outside India.

    # Shares have been restated consequent to the 2-for-1 stock-split in February 2000.

12. Categories of shareholders as on September 30

------------------------------------------------------------------------------------------------------------------------------------
                                                             2000                                       1999
------------------------------------------------------------------------------------------------------------------------------------
    Category                             No. of         Voting     No. of shares         No. of         Voting    No. of shares
                                   shareholders   strength (%)              held   shareholders   strength (%)           held #
------------------------------------------------------------------------------------------------------------------------------------
    Individuals                          61,943          25.55      1,69,02,158          14,272          25.18      1,66,54,480
    Companies                             2,679           2.30        15,18,671             646           1.37         9,08,042
    FIIs                                    346          25.27      1,67,16,870             154          25.58      1,69,18,686
    OCBs and NRIs                           499           0.75         4,93,441              88           0.74         4,89,816
    Founders and their families              23          29.24      1,93,45,960              18          29.58      1,95,64,200
    Mutual Funds, Banks, FIs                196          12.76        84,43,277             104          13.48        89,15,666
    Shares in transit in NSDL                 -           0.98         6,48,423               _           0.94         6,17,910
    Equity shares underlying                  1*          3.15        20,82,567               1*          3.13        20,70,000
    American Depositary Shares
------------------------------------------------------------------------------------------------------------------------------------
    Total                                65,687         100.00      6,61,51,367          15,283         100.00      6,61,38,800
------------------------------------------------------------------------------------------------------------------------------------

   * Held by beneficial owners outside India.

    # Shares have been restated consequent to the 2-for-1 stock-split in February 2000.

13. Shares under lock-in

    Employees Stock Offer Plan (ESOP) 1994

    Details of shares of par value of Rs. 5 each held by employees under the Employee Stock Offer Plan (ESOP) 1994 subject to lock-in are given below. These shares are also included in the categories of shareholders given in
    (12) above.

    No. of shares subject to lock-in as on September 30,

-----------------------------------------------------------------------------------------------------------
                                                2000                                   1999
-----------------------------------------------------------------------------------------------------------
    Period of lock-in               No. of shares   No. of employees    No. of shares #  No. of employees
-----------------------------------------------------------------------------------------------------------
    4-5 years                                   -                  -           7,90,400             1,052
    3-4 years                            7,63,000              1,006           5,04,800               342
    2-3 years                            4,89,200                335           2,06,400               152
    1-2 years                            1,95,200                147           2,61,200               106
    0-1 years                            2,47,200                103           2,14,200                75
-----------------------------------------------------------------------------------------------------------

    # Shares have been restated consequent to the 2-for-1 stock-split in February 2000.

    As on September 30, 2000, 547 employees hold rights to 3,34,200 shares of par value of Rs. 5 each which are subject to a lock-in of 3-4 years. Currently, 1,573 employees hold shares under the 1994 Stock Offer Plan. Shares subject to lock-in held by the employees will be transferred back to the ITL Employees Welfare Trust if such employees leave the services of the company before the vesting period. As on September 30, 2000, the ITL Employees Welfare Trust holds 2,24,600 shares of par value of Rs. 5 each. The 1994 Stock Offer Plan has since been terminated.

    Employees Stock Offer Plan (ESOP) 1998

    The company established the 1998 Stock Offer Plan which provides for the grant of non-statutory stock options and incentive stock options to the employees of the company. This plan was approved by the board of directors in December 1997 and by the shareholders in January 1998. The Government of India has approved the 1998 plan, subject to a limit of 14,70,000 equity shares of par value of Rs. 5 each representing 29,40,000 ADSs to be issued under the plan. During the three-month period ended September 30, 2000, options were granted to 52 employees to acquire 85,300 ADSs corresponding to 42,650 equity shares of par value of Rs. 5 each. During the three-month period ended September 30, 2000, there was no exercise of stock options. As on September 30, 2000, 170 employees hold options to acquire 8,71,466 ADSs corresponding to 4,35,733 equity shares of par value of Rs. 5 each. Details of the number of ADSs options granted and exercised are given below.

    No. of options granted and exercised

-----------------------------------------------------------------------------------------------------------------------
                                                        Granted               Exercised
                                         ----------------------------------------------------------
                                                No. of      ADSs Options        No. of                  Balance ADSs
       Period                                employees             (Net)     employees       ADSs            options
-----------------------------------------------------------------------------------------------------------------------
       Year ended March 31, 1999                    33          4,04,200            19     24,734           3,79,466
       Year ended March 31, 2000                    67          2,73,500             -          -           2,73,500
       Quarter ended June 30, 2000                  56          1,33,200             -          -           1,33,200
       Quarter ended September 30, 2000             53            85,300             -          -             85,300
-----------------------------------------------------------------------------------------------------------------------
       Total                                                    8,96,200                   24,734           8,71,466
-----------------------------------------------------------------------------------------------------------------------

    Employees Stock Offer Plan (ESOP) 1999

    The 1999 plan was approved by the board of directors and the shareholders in June 1999 and was instituted in fiscal 2000. The plan provides for the issue of 66,00,000 equity shares of par value of Rs. 5 each to the employees. During the three-month period ended September 30, 2000, options were granted to 2,226 employees to acquire 2,95,450 equity shares of par value of Rs. 5 each. As on September 30, 2000, 7,107 employees hold options to acquire 18,83,000 shares of par value of Rs. 5 each. Details of options held by employees under the Employee Stock Offer Plan (ESOP) 1999 are given below.

    No. of options granted and forfeited

------------------------------------------------------------------------------------------------------------------
         Period                                           Granted                      Forfeited          Balance
                                            -------------------------------------------------------
                                                   No. of         No. of        No. of     No. of
                                                employees        options     employees    options
------------------------------------------------------------------------------------------------------------------
       Year ended March 31, 2000                    1,228      10,14,500            52     40,600        9,73,900
       Quarter ended June 30, 2000                  4,227       6,58,650           258     39,850        6,18,800
       Quarter ended September 30, 2000             2,226       2,95,450            23      5,150        2,90,300
------------------------------------------------------------------------------------------------------------------
       Total                                                   19,68,600                   85,600       18,83,000
------------------------------------------------------------------------------------------------------------------

14. Dematerialization of shares and liquidity

    Your company was the first in India to pay a one-time custodial fee of Rs.
    44.43 lakh to National Securities Depositary Limited (NSDL). Consequently, the company's shareholders do not have to pay depositary participants, the custodial fee charged by the NSDL on their holding. Over 97% of the company's shares are now held in electronic form.

15. Financial calendar (tentative and subject to change)

    Interim dividend payment                      November 2000
    Financial reporting for the third quarter
     ending December 31, 2000                     January 9, 2001
    Financial results for the year
     ending March 31, 2001                        April 11, 2001
    Annual General Meeting for the year
     ending March 31, 2001                        May 2001

16. Investors' correspondence in India                      Any queries relating to the financial statements
    may be addressed to:                                    of the company may be addressed to:
    The Company Secretary,                                  Mr. T. V. Mohandas Pai,
    Investors' Service Cell,                                Director (F&A) and CFO,
    Infosys Technologies Ltd., Electronics City,            Infosys Technologies Ltd., Electronics City,
    Hosur Road, Bangalore - 561 229, India.                 Hosur Road, Bangalore - 561 229, India.
    Tel.: +91-80-852 1518, Fax: +91-80-852 0362             Tel.: +91-80-852 0396, Fax: +91-80-852 0362

    (e-mail address: invest@infy.com)                       (e-mail address: mdpai@infy.com)

17. Reuters code - INFY.BO (BSE)            Bridge code - IN;INF (BSE)            Bloomberg code - INFO IN (BSE)
                 - INFY.NS (NSE)                        - IN;INFN (NSE)                          - NINFO IN (NSE)
                 - INFY.O (NASDAQ)                      - US;INFY (NASDAQ)

18. Stock market data relating to American Depositary Shares (ADSs)

   a. ADS listed at                  NASDAQ National Market in the United States

   b. Ratio of ADS to equity shares  2 ADS for one equity share

   c. ADS symbol                     INFY

d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the three-month period ended September 30, 2000 are:

--------------------------------------------------------------------------------------------------------
                                      High                          Low                 Volume
                ----------------------------------------------------------------------------------------
                        $                   Rs.          $                Rs.           Nos.
--------------------------------------------------------------------------------------------------------
   July                 186.94               16,776       120.00           10,769         25,33,000
   August               169.13               15,475        96.50            8,830         37,00,100
   September            164.00               15,091       121.00           11,134         20,45,300
--------------------------------------------------------------------------------------------------------
   Total                                                                                  82,78,400
--------------------------------------------------------------------------------------------------------
% of volume traded to total float                                                           198.75%*

* 2 ADS = 1 equity share
$ have been converted into Indian rupees at the monthly closing rates

e. Premium of American Depositary Shares over the shares traded on the Indian stock exchanges

   The ADS price quoted below is in Indian rupees and has been converted into $ at the monthly closing rates.

Price (INR)
% Premium

           07-Jul 14-Jul 21-Jul 28-Jul 04-Aug 11-Aug 18-Aug 25-Aug 30-Aug 08-Sep 15-Sep 22-Sep 29-Sep
-----------------------------------------------------------------------------------------------------
  Series2  16243  14493  13280  11666  10591  11678  13405  14457  13245  14367  13067  11687  12147
-----------------------------------------------------------------------------------------------------
  Series1   8488   7770   7349   6845   6325   7236   7971   8156   7852   8583   8498   7041   7361
-----------------------------------------------------------------------------------------------------
  Series3  91.36  86.53  80.71  70.43  67.45  61.38  68.17  77.26  68.68  67.38  53.76  65.98  65.01
-----------------------------------------------------------------------------------------------------

     * 2 ADS = 1 equity share                               (Source: Bloomberg)

f. Investor correspondence in   P. R. Ganapathy
   the US may be addressed to   Investor Relations Officer
                                Infosys Technologies Limited
                                34760, Campus Drive,
                                Fremont CA 94555, USA.
                                Tel.: +1-510-742-3030, Mobile: +1-510-872-4412,
                                Fax: +1-510-742-2930, E-mail: guns@infy.com
                                                              -------------

g. Name and address of the      Deutsche Bank A.G.
   depositary bank              Corporate Trust and Agency Services
                                4 Albany Street
                                New York, NY 10006, USA.
                                Tel.: +1-212-250-8500, Fax: +1-212-250-5644.

                                Corporate Trust and Agency Services
                                Deutsche Bank A.G.
                                1 st Floor, Kodak House
                                222, Dr. D. N. Road.
                                Fort, Mumbai - 400 001, India.
                                Tel.: +91-22-207 3262, Fax: +91-22-207 9614

i. Name and address of the      ICICI Limited
   custodian in India           ICICI Towers
                                Bandra Kurla Complex
                                Mumbai - 400 051, India.
                                Tel.: +91-22-653 1414, Fax: +91-22-653 1164/65.

Segment Information
--------------------------------------------------------------------------------

                                                                                                     Rs. in lakhs
-------------------------------------------------------------------------------------------------------------------
Revenue by                    Quarter ended September 30,        Half year ended September 30,        Year ended
                         -----------------------------------------------------------------------
                               2000               1999              2000               1999         March 31, 2000
-------------------------------------------------------------------------------------------------------------------
Geographical segments
North America                     34,868.11       16,718.10           62,581.65         31,082.52      71,327.35
Europe                             8,094.59        3,084.40           14,200.39          5,876.59      12,909.74
Rest of the world                  2,597.03        1,109.73            5,121.12          1,998.19       5,240.03
India                              1,007.72          875.82            1,728.37          1,236.95       2,669.36
-------------------------------------------------------------------------------------------------------------------
                                  46,567.45       21,788.05           83,631.53         40,194.25      92,146.48
-------------------------------------------------------------------------------------------------------------------

Business segments
Branded services                          -        2,096.91                   -          4,243.18       5,895.00
Products                           1,205.70          875.41            2,063.27          1,132.33       2,290.12
Software development and
maintenance                       43,403.87       17,857.55           78,099.30         32,481.43      80,047.26
Treasury                           1,957.88          958.18            3,468.96          2,337.31       3,914.10
-------------------------------------------------------------------------------------------------------------------
                                  46,567.45       21,788.05           83,631.53         40,194.25      92,146.48
-------------------------------------------------------------------------------------------------------------------

Note:

Exchange differences arising on translation of foreign currency deposits kept abroad has been included under treasury.

     Geographical segment                             Business segment
quarter ended September 30, 2000              quarter ended September 30, 2000
North America                 74.9%           Treasury                     4.2%
Europe                         2.2%           Products                     2.6%
India                         17.3%           Software development
Rest of the world              5.6%           and maintenance             93.2%

Ratio analysis
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Quarter ended        Half year ended      Year ended
                                                                    September 30,          September 30,      March 31,
                                                               ------------------------------------------
                                                                    2000     1999         2000     1999           2000
-----------------------------------------------------------------------------------------------------------------------------------
Ratios - Financial performance
Export revenue / total revenue (%)                                  94.76   94.12        94.74    92.97          94.38
Domestic revenue / total revenue (%)                                 1.04    1.48         1.11     1.21           1.37
Other income / total revenue (%)                                     4.20    4.40         4.15     5.82           4.25
Employee costs / total revenue (%)                                  35.99   36.15        37.09    34.96          36.31
Administration expenses / total revenue (%)                          9.28    7.06         8.58     7.21           7.54
Operating expenses / total revenue (%)                              57.91   60.56        58.30    59.23          58.88
Depreciation / total revenue (%)                                     5.20    4.92         5.02     4.99           5.78
Tax / total revenue (%)                                              3.81    4.36         3.76     4.35           4.31
Tax / PBT (%)                                                       10.33   12.63        10.26    12.17          12.19
EBIDTA / total revenue (%)                                          42.09   39.44        41.70    40.77          41.12
PAT from ordinary activities / total revenue (%)                    33.07   30.16        32.92    31.43          31.03
PAT from ordinary activities / average net worth (%) (LTM)          48.82   45.62        48.82    45.62          40.63
ROCE (PBIT/Average capital employed) (%) (LTM)                      54.85   52.48        54.85    52.48          46.27
Return on invested capital (%) (LTM)                               104.97  101.48       104.97   101.48         111.68
Capital output ratio (LTM)                                           1.47    1.48         1.47     1.48           1.31
Invested capital output ratio (LTM)                                  3.30    3.43         3.30     3.43           3.82

Ratios - Balance sheet
Debt-Equity ratio                                                      --                    -       --
Debtors turnover (Days)*                                               55      64           55       64             56
Current ratio                                                        3.50    5.24         3.50     5.24           4.69
Cash and equivalents / total assets (%)                             48.98   65.99        48.98    65.99          61.00
Cash and equivalents / total revenue (%) (LTM)                      39.53   65.22        39.53    65.22          55.17
Depreciation / average gross block (%) (LTM)                        23.60   26.06        23.60    26.06          23.50
Technology investment / total revenue (%) (LTM)                      6.17    6.71         6.17     6.71           5.86

Ratios - Growth**
Export revenue (%)                                                    115      74          112       74             74
Total revenue (%)                                                     114      81          108       84             80
Operating expenses (%)                                                104      68          105       64             69
Operating profit (%)                                                  128     104          113      122             98
Net profit (from ordinary activities) (%)                             134     131          118      143            115

Per - share data (Period End)
Earnings per share from ordinary activities (Rs.)                   23.28    9.93        41.62    19.10          43.23
Earnings per share (including extraordinary items) (Rs.)            23.28    9.93        42.45    19.10          44.37
Cash earnings per share from ordinary activities (Rs.)              26.95   11.55        47.96    22.13          51.27
Cash earnings per share (including extraordinary items) (Rs.)       26.95   11.55        48.79    22.13          52.42
Book value (Rs.)                                                   165.38  103.96       165.38   103.96         125.97
Price / earning (LTM)                                              111.96  113.89       111.96   113.89         207.50
Price / cash earnings (LTM)                                         95.46   94.09        95.46    94.09         174.96
Price / book value                                                  44.51   34.31        44.51    34.31          71.21
EPS growth (%)                                                     134.39  131.39       117.96   142.59         115.07
PE / EPS Growth                                                      0.83    0.87         0.95     0.80           1.80
Dividend per share                                                   2.50    1.50         2.50     1.50           4.50
------------------------------------------------------------------------------------------------------------------------------------

* Annualized.
** Denotes growth compared with figures of the corresponding period in the previous year.
Note: The ratio calculations are based on Indian GAAP and have been adjusted for Stock split.
LTM- Last twelve months

Infosys Technologies Limited
----------------------------------------------
United States

Addison
15305 Dallas Parkway
Suite 210
Addison, TX 75001
Tel.: 972 770 0450
Fax: 972 770 0490

Bellevue
10900 NE 4th St, #2300
Bellevue, WA 98004
Tel.: 425 990 1028
Fax: 425 990 1029

Cranford
20 Commerce Drive
Cranford,  NJ 07016
Tel.: 908 497 1710
Fax: 908 497 1770

Fremont
34760 Campus Drive
Fremont, CA 94555
Tel.: 510 742 3000
Fax: 510 742 3090

Marietta
1950 Spectrum Circle, #400
Marietta, GA 30067
Tel.: 770 857 4428
Fax: 770 857 2258

Newport Beach
4590 MacArthur Suite 500
Newport Beach, CA 92660
Tel.: 949 475 0196
Fax: 949 475 0198

Oakbrook Terrace
One Tower Lane, #1700
Oakbrook Terrace, IL
60181
Tel.: 630 573 6050
Fax: 630 573 6051

Quincy
Two Adams Place
Quincy, MA 02169
Tel.: 781 356 3109
Fax: 781 356 3150

Troy
100 Liberty Center,
#200 West Big Beaver
Troy, MI 48084
Tel.: 248 524 0320
Fax: 248 524 0321

Australia

Melbourne
Level 7, 505 St. Kilda Road
Melbourne, Victoria 3004
Tel.: 613 9868 1607
Fax: 613 9868 1652
Fax: 613 9820 0777

Sydney
Level 4, 90 Mount Street,
North Sydney, NSW 2060
Tel.: 612 9954 0036
Fax: 612 8904 1344

Belgium

Dreve Richelle 161,
Building N
1410 Waterloo, Brussels
Tel.: 322 352 8743
Fax: 322 352 8844

Canada

5140 Yonge Street
Suite 1400
Toronto, Ontario M2N 6L7
Tel.: 416 224 7420
Fax: 416 224 7449

Germany

TOPAS 2
Mergenthalerallee, 79-81
65760 Eschborn/Frankfurt
Tel.: 49 6196 920 2115
Fax: 49 6196 920 2320

Hong Kong

16F Cheung Kong Centre
2 Queen's Road Central
Central, Hong Kong
Tel.: 852 2297 2806
Fax: 852 2297 0066

Japan

4F Madre Matsuda Bldg.
4-13, Kioi-Cho,
Chiyoda-Ku Tokyo 102-0094
Tel.: 813 3234 3597
Fax: 813 3239 3300

Sweden

Stureplan 4C, 4tr,
114 35, Stockholm
Tel.: 468 463 1112
Fax: 468 463 1114

UK

10/th/ Floor, Emerald House
7-15 Lansdowne Road
Croydon, Surrey
CR0 2BX
Tel.: 44 20 8774 3329
Fax: 44 20 8686 6631

India

Bangalore
Electronics City
Hosur Road, Bangalore 561 229
Tel.: 080 852 0261
Fax: 080 852 0362

Reddy Building
K-310, 1st Main, 5th Block
Koramangala,
Bangalore 560 095
Tel.: 080 553 0392
Fax: 080 553 0391

Pavithra Complex, #1, 27th
Main, 2nd Cross, 1st Stage
BTM Layout,
Bangalore 560 068
Tel.: 080 668 1755
Fax: 080 668 0181

Infosys Towers
No. 27, Bannerghatta Road,
3rd Phase
J. P. Nagar,
Bangalore 560 076
Tel.: 080 6588668
Fax: 080 6588676

Bhubaneswar
Plot #N-1/70, Nayapalli,
Adjoining Planetarium on
NH5, Post RRL,
Bhubaneswar 751 013
Tel.: 0674 584068 - 71
Fax: 0674 583991

Plot No. E/4 Infosys City
Chandaka
Bhubaneswar 751 014
Tel.: 0674 442 194

Chennai
1st & 2nd Floor,
Alexander Square,
35 Sardar Patel Road,
Guindy,
Chennai 600 032
Tel.: 044 2300031- 40
Fax: 044 2300091

No. 138 Sholinganallur
Old Mahabalipuram Road
Chennai 600 119
Tel.: 044 496 4304
Archbishop Arokia Swamy
Building
145, Santhome High Road
Mylapore (Santhome)
Chennai 600 004
Tel.: 044 4612021
Fax: 044 4956958

Hyderabad
#1Q3-A1, First Floor,
Cyber Tower, Hitec City
Madhapur,
Hyderabad 500 033
Tel.: 040 3100242
Fax: 040 3100243

Mangalore
#16/403 Star of Bombay
Complex
3/rd/ Floor, Kankanady
Mangalore 575 002
Tel.: 0824 439401-7 &
434401-06
Fax: 0824 439430

Kuloor Ferry Road,
Kottara Cross,
Mangalore 575 006
Tel.: 0824 451485-88
Fax: 0824 451504

Mohali (Chandigarh)
B100, Phase VIII, Industrial
Area, SAS Nagar
Mohali 160 059
Tel.: 0172 254191/92/94
Fax: 0172 254193

Mumbai
85, 'C', Mittal Towers,
8th Floor
Nariman Point,
Mumbai 400 021
Tel.: 022 2846490
Fax: 022 2846489

Mysore
Sree Jayachamarajendra
College of Engineering -
Science and Technology
Entrepreneurs Park (SJCE-
STEP), Manasagangothri
Mysore 570 006
Tel.: 0821 500001-06
Fax:  0821 511614

New Delhi
K30, Green Park Main,
Behind Green Park Market
New Delhi 110 066
Tel.: 0116514829/ 30
Fax: 011 6853366

Pune
3/rd/ Floor, 321/A/3 TPS III
Shankar Seth Road
MAhatma Phule Peth
Pune 411 042
Tel.: 0212 647420/21
Fax: 0212 648226
Plot #1, Infotech Park

MIDC
Hijawadi, Taluka Mulshi,
Pune 411 027
Tel.: 02139 32801 - 03
Fax: 02139 32832

------------------------------------------------------------------------------
   -------------------------------------------------------------------------
   Bankers

   ICICI Bank Ltd.                   Visit Infosys at www.infy.com

   Hongkong and Shanghai Banking
    Corporation Ltd.                 Send e-mail to infosys@infy.com
   Bank of America
                                       Call us at:
   Company secretary                  within the U.S.
   V. Viswanathan                   1-800-ITL INFO outside the U.S.

   Auditors                         91-80-852 0261
   Bharat S Raut and Co.
   Chartered Accountants

   Independent auditors
   (US GAAP)
   KPMG
   ------------------------------------------------------------------------

      (C) 2000 Infosys Technologies Limited, Bangalore, India

      Infosys acknowledges the proprietary rights in the trademarks and product names of other companies mentioned in this document.
-----------------------------------------------------------------------------

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